UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2014

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2014, the board of directors of the TransMontaigne GP L.L.C., the general partner (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”), appointed Steven A. Blank and Lawrence C. Ross to serve as directors of the General Partner effective September 24, 2014.  Mr. Blank was asked to join the board of directors, in part, based on his executive management experience in the energy industry, his financial and accounting knowledge and because he qualified as an independent director.  Mr. Blank served as Executive Vice President, Chief Financial Officer and Treasurer of NuStar GP, LLC and NuStar GP Holdings from February 2012 until December 2013. Mr. Blank served as Senior Vice President and Chief Financial Officer of NuStar GP, LLC from January 2002 until February 2012. Mr. Blank also served as NuStar GP, LLC’s Treasurer from July 2005 until February 2012. Mr. Blank has also served as Senior Vice President, Chief Financial Officer and Treasurer of NuStar GP Holdings from March 2006 until December 2013. From December 1999 until January 2002, Mr. Blank was Chief Accounting and Financial Officer and a director of NuStar GP, LLC.  Mr. Blank served as Vice President and Treasurer of Ultramar Diamond Shamrock Corporation from December 1996 until January 2002.  Mr. Blank holds a B.A in History from the State University of New York and a Master of International Affairs, Specialization in Business from Columbia University. Mr. Blank will serve as the chair of the Audit Committee of the General Partner and as a member of the Compensation and Conflicts Committees of the General Partner.  Based upon his education and employment experience, Mr. Blank qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Mr. Ross was asked to join the board of directors, in part, based on his executive management experience in the energy industry and because he qualified as an independent director.  From 2006 until his retirement in 2014, Mr. Ross was a corporate attorney in private practice in Denver, Colorado.  From 2000 until 2006, Mr. Ross served as Vice President, General Counsel and Assistant Secretary for Samsonite Corporation.  From 1981 until 1997, Mr. Ross served as Vice President, General Counsel and Secretary of Total Petroleum, Inc., the North American affiliate of Total S.A.  Prior thereto, Mr. Ross served as the General Counsel and Secretary of Vickers Petroleum Corporation.   Mr. Ross holds a B.A. and a J.D. from the University of Kansas.  Mr. Ross will serve as the chair of the Compensation Committee of the General Partner and as a member of the Audit and Conflicts Committees of the General Partner.

The board of directors of the General Partner has determined that each of Messrs. Blank and Ross qualifies as an independent director under the applicable listing standards of the New York Stock Exchange.  The compensation for Messrs. Blank and Ross for their service on the board of directors will consist of a $30,000 annual cash retainer and an annual grant of 3,000 restricted phantom units under the TransMontaigne Services Inc. Long-Term Incentive Plan, which phantom units vest 25% per year on the anniversary date of the grant (with vesting to be accelerated upon a change of control), as further described in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2014.  With respect to Messrs. Blank and Ross, other than these compensation arrangements, there are no arrangements or understandings between either Mr. Blank or Mr. Ross, on the one hand, and any other persons, on the other hand, pursuant to which either was appointed as a director.  There are no relationships between either Mr. Blank or Mr. Ross, on the one hand, and the General Partner or the Partnership, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01  Other Events.

As a result of the appointments of Messrs. Blank and Ross, as well as the previously-announced appointment of Robert A. Burk, to the board of directors of the General Partner, the Partnership believes that it has cured in full the deficiencies identified in the letter it received from NYSE Regulation, Inc. informing the Partnership that it was not in compliance with Sections 303A.03, 303A.06 and 303A.07(a) of the New York Stock Exchange Listed Company Manual, which letter was previously disclosed by the Partnership in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: September 24, 2014	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel & Secretary